Exhibit 5.3

To:

Noble and the Companies (as

defined below)

(the “Addressees”)

Oliver Widmer Rechtsanwalt, M.Sc. Eingetragen im Anwaltsregister des Kantons Zürich +41 44 217 92 42 oliver.widmer@pestalozzilaw.com

Zurich, 6 April 2021

Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

Dear Sirs,

We have acted as special legal counsel as to matters of Swiss law to Swiss Noble entities, namely:

(i)

Bully 1 (Switzerland) GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) having its registered office at Dorfstrasse 19A, 6340 Baar, Switzerland, and registered with the Commercial Register of the Canton of Zug under number CHE-181.046.874 (“Bully 1”);

(ii)

Noble Contracting II GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) having its registered office at at Dorfstrasse 19A, 6340 Baar, Switzerland, and registered with the Commercial Register of the Canton of Zug under number CHE-378.175.549 (“Noble Contracting”);

(iii)

Noble Drilling International GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) having its registered office at at Dorfstrasse 19A, 6340 Baar, Switzerland, and registered with the Commercial Register of the Canton of Zug under number CHE-116.300.715 (“Noble Drilling”);

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

(iv)

Noble Leasing (Switzerland) GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) having its registered office at at Dorfstrasse 19A, 6340 Baar, Switzerland, and registered with the Commercial Register of the Canton of Zug under number CHE-113.615.803 (“Noble Leasing”); and

(v)

Noble Leasing III (Switzerland) GmbH, a Swiss limited liability company (Gesellschaft mit beschränkter Haftung) having its registered office at at Dorfstrasse 19A, 6340 Baar, Switzerland, and registered with the Commercial Register of the Canton of Zug under number CHE-115.023.387 (“Noble Leasing III”, and together with Bully 1, Noble Contracting, Noble Drilling, Noble Leasing and Noble Leasing III the “Companies” )

in connection with a registration statement on Form S-1 (the “Registration Statement”) being filed by Noble Finance Company, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), relating to the offering from time to time by the selling securityholders identified therein of Noble’s 11%/ 13%/ 15% senior secured PIK toggle notes due 2028, which are guaranteed by the Companies under the Indenture (as defined below).

We received instructions from Noble and on that basis we are delivering this opinion. As to questions of fact material to the opinions expressed herein, we have, without independent investigation, relied upon the indications contained in the Documents (as defined below), and have assumed that, except as expressly opined upon herein, all representations and warranties and other statements or indications made or to be made or given by parties therein with respect to matters of fact are true and accurate.

Capitalized terms used herein shall have the respective meaning ascribed to them in the Indenture (as defined below) unless otherwise defined herein. Headings and sub-headings are for ease of reference only and shall not affect the interpretation of the opinions given herein.

1.	Documents

For purposes of rendering the opinion expressed herein we have received originals or copies of the following documents and in rendering this opinion, we have reviewed originals or certified, conformed or reproduction copies of the following documents:

(a)	copies of the articles of association relating to:

•	Bully 1 dated 30 December 2020 and certified on 20 January 2021;

•	Noble Contracting dated 30 December 2020 and certified on 20 January 2021;

•	Noble Drilling dated 30 December 2020 and certified on 20 January 2021;

•	Noble Leasing dated 30 December 2020 and certified on 20 January 2021; and

•	Noble Leasing III dated 30 December 2020 and certified on 20 January 2021 (collectively referred to as the “Articles of Association”)

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

(b)	certified excerpts of the Commercial Register of the Canton of Zug relating to:

•	Bully 1 dated 14 January 2021;

•	Noble Contracting dated 14 January 2021;

•	Noble Drilling dated 14 January 2021;

•	Noble Leasing dated 14 January 2021; and

•	Noble Leasing III dated 14 January 2021 (collectively referred to as the “Excerpts” and each an “Excerpt”);

(c)	an electronic copy of:

•	a written resolution of the sole quotaholder of Bully 1 dated 5 February 2021;

•	a written resolution of the sole quotaholder of Noble Contracting dated 5 February 2021;

•	a written resolution of the sole quotaholder of Noble Drilling dated 5 February 2021;

•	a written resolution of the sole quotaholder of Noble Leasing dated 5 February 2021; and

•	a written resolution of the sole quotaholder of Noble Leasing III dated 5 February 2021 (collectively referred to as the “Quotaholder’s Resolutions”);

(d)	an electronic copy of:

•	a written circular resolution of the managing officers of Bully 1 dated 5 February 2021;

•	a written circular resolution of the managing officers of Noble Contracting dated 5 February 2021;

•	a written circular resolution of the managing officers of Noble Drilling dated 5 February 2021;

•	a written circular resolution of the managing officers of Noble Leasing dated 5 February 2021; and

•	a written circular resolution of the managing officers of Noble Leasing III dated 5 February 2021 (together with the Quotaholder’s Resolutions, the “Resolutions”).

(e)

an electronic copy of the executed New York law governed indenture, dated 5 February 2021, among the Noble as issuer, the Companies, as guarantors, the other guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent (the “Indenture”); and

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

(f)	a copy of the Registration Statement.

The documents listed under sections (a) to (d) above are collectively referred to as the “Corporate Documents”, the documents listed under sections (c) and (d) above are collectively referred to as the “Resolutions” and the documents the documents listed under sections (a) to (f) above are collectively referred to herein as the “Documents”.

2.	Foreign laws

We have not investigated the laws of any country other than the laws of Switzerland and this opinion is given only with respect to the laws of Switzerland in effect as of the date of this opinion, and no opinion is expressed with respect to any matter which may arise under the laws of any jurisdiction other than Switzerland.

3.	Assumptions

For the purpose of the opinions expressed herein, we have assumed:

(i)	that the Corporate Documents are the only documents of the Companies that govern the organisation and authorisation process of the Companies;

(ii)

that all signatures are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as copies (including, without limitation, electronic or fax copies) conform with the originals and these originals are authentic, and each signature on a document submitted to us is the signature of the individual indicated next to such signature, or, where no name is indicated (in print or handwriting) next to a signature, it is assumed that such document has been signed by authorized signatories;

(iii)

that each of the parties to the Indenture (other than the Companies) is, and has been since the entering into the Indenture, as applicable, duly organised and validly existing under the laws of its jurisdiction of incorporation and that all individuals executing agreements, instruments or documents have, and had at the time of execution, the legal capacity (Handlungsfähigkeit) to do so;

(iv)

that all documents, instruments, records or certificates submitted to us and dated prior to the date of this opinion, and statements made therein (except as expressly opined upon herein), are and remain true, complete and accurate on and as of the date hereof, have not been terminated, novated, supplemented, restated, changed, amended, altered or modified in any other way as of or prior to the date of this opinion, and are in full force and effect as of the date hereof, in particular that the Resolutions have not lapsed or been revoked and were duly passed in accordance with the Articles of Association and the by-laws;

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

(v)

that the representations and warranties (other than to the extent we opine herein) contained in the Indenture or the Registration Statement and all factual information contained in, or otherwise given in connection with the Indenture or the Registration Statement are true and correct and all covenants and undertakings contained in the Indenture or the Registration Statement have been and will be duly performed by the party obliged to perform such covenants and undertakings;

(vi)

that no fraud, duress, undue influence, misrepresentation, or material mistake of fact has occurred or is continuing in connection with the transactions contemplated by the documents examined and the Documents;

(vii)

that the Companies (as far as this is not indicated in the Excerpt) and any other party to any of the Indenture, are or were, not subject to any adjudication or maturity postponement, bankruptcy, payment moratorium as a result of composition proceedings or partial release or assignment, or emergency moratorium under the applicable laws and no party to the Indenture has passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution, bankruptcy or administrator of any party, and that no receiver, trustee in bankruptcy, administrator or similar offices has been appointed in relation to any of the parties or any of their assets or revenues;

(viii)

that the Indenture has been duly authorized, executed and delivered by any and all parties (other than the Companies), and the performance thereof is within the capacity, authority and powers of such parties (other than the Companies), and that such execution would bind it;

(ix)

that the Indenture will effect, and will constitute, legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the respective laws by which they are expressed to be governed, and that the choice of law and submission to jurisdiction provided for in the Indenture is valid under the laws of the jurisdiction chosen;

(x)

that as far as any obligation under the Indenture is required to be performed in, or by a party organized under the laws of, any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(xi)

that, so far as the laws of any applicable jurisdiction other than Switzerland are concerned, all consents, licenses, approvals, authorizations, notices, notifications, filings, recordations, publications and registrations, that are required by such applicable laws other than the laws of Switzerland in order to permit, or in connection with, the execution, delivery or performance of the obligations expressed to be undertaken by the parties in the Indenture, have been made or obtained within the period permitted by such laws or regulations and are in full force and effect;

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

(xii)	that there are no provisions of the laws of any relevant jurisdiction other than Switzerland which would have any adverse implication in relation to the opinion expressed herein;

(xiii)

that, other than in the Indenture, there is no agreement, government licence, undertaking or obligation (whether contractual or resulting from a court or arbitral decision or governmental body or otherwise, and whether oral or written) which could affect any party’s obligations under the Indenture or the validity, enforceability or performance of any obligations thereunder and there are no facts, circumstances or events not reflected in the text of the Documents which would be relevant to our opinion expressed herein;

(xiv)

that the choice of law made in the Indenture has not been made in order to avoid the application of the laws of a jurisdiction under which any provision of the Indenture would be contrary to public policy;

(xv)

that the parties have entered into the Indenture, and any related agreements thereto, at arm’s length conditions and for bona fide commercial reasons in the ordinary course of business, and not with the intention of favouring certain of its creditors to the disadvantage of others and none of the directors or officers of any such party has or had a conflict of interest with such party in respect of the Indenture that would preclude such director or officer from validly representing (or granting a power of attorney in respect of the Indenture for) such party.

4.	Opinion

Based on the documents reviewed, the foregoing assumptions, and subject to the qualifications stated below, we are of the opinion so far as the laws of Switzerland are concerned that:

(1)	Each of the Companies is a limited liability company (Gesellschaft mit beschränkter Haftung) duly organized and validly existing under the laws of Switzerland.

(2)	The Companies have the power and authority to execute and enter into the Indenture and the Indenture has been duly authorized, executed and delivered by the relevant Company.

5.	Qualifications

This opinion is subject to the following qualifications:

A.

We are members of the Zurich bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. As the Indenture is governed by foreign law only our understanding of the extent, scope and consequences of the obligations incurred by the Companies under the Indenture is limited.

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

B.

Other than as expressly stated herein, we express no opinion as to whether the Registration Statement is accurate, true, correct, complete and not misleading, or as to any tax matters. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for knowledgeable investors to allow for an informed assessment of the Companies and the quotas. In addition, we have not been responsible for investigating or verifying the accuracy of the facts including the business, financial and economic information contained in the Registration Statement or that no material facts has been omitted therefrom.

C.

An excerpt from the commercial register (i) does not necessarily reveal whether, as of the date to which it relates, a company has ceased its activities, is being wound-up, has been voided, or has been merged with another, a stay of proceedings has been decided by a court, or a declaration that the company has ceased its payments has been filed, or a petition has been filed or an order made for safeguard procedure, judicial rehabilitation or judicial liquidation, as notice of such matters may not need to be filed, may not have been filed immediately or may not have been entered on the record immediately, (ii) does not contain any information as to whether a composition with creditors is being negotiated or has been entered into, as notice of such matters is not filed with the commercial register and (iii) does not reveal whether insolvency proceedings have been commenced outside of Switzerland.

D.

In this opinion, Swiss legal concepts are mostly expressed in English terms and not in their original German, French or Italian terms (none of which is controlling). The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion, may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder will be governed by Swiss law.

E.

To the extent the Companies guarantee and/or secure obligations of their parent company or affiliates (other than its direct or indirect subsidiaries) under the Indenture and related documents, the maximum amount of liability of the Companies under the Indenture may in no event exceed, at any time, the relevant Company’s shareholder’s equity less the total of (i) its aggregate share capital, (ii) statutory reserves in accordance with Swiss law, and (iii) Swiss withholding tax to be paid.

F.	We offer no opinion as to any tax or custom duties questions, or as to any commercial, accounting, calculating, auditing or other non-legal matter.

G.

The enforceability rights, claims and remedies under the Indenture and an enforcement of a respective foreign judgment in Switzerland may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating

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Registration Statement on Form S-1 - Legal Opinion of Swiss Counsel

to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally (including, but not limited, to the limitation that a guarantee or security if granted during hardening periods can generally be challenged under avoidance rules) and to any laws generally applicable in respect of invalidation or revision of contract terms, including contract terms which may be deemed to be unfair in view of circumstances prevailing at the time of enforcement, laws or equitable principles of general application (including, but not limited to, the abuse of rights (Rechtsmissbrauch) and the principle of good faith (Grundsatz von Treu und Glauben), and public policy as defined in Articles 17-19 of the Swiss Federal Act on International Law of 18 December 1987 (“PILA”)). In particular, under Swiss law, jurisdiction clauses may have no effect in connection with insolvency proceedings as such actions or claims must be brought before the court at the place of the insolvency proceeding.

H.	Any contractual restriction in the Indenture on the exercise of any statutory powers by the quotaholders of the Companies may not be valid and enforceable.

I.	The opinions herein are expressed as of the date hereof with no duty on the part of us to inform you of any subsequent change in fact or law, or both, which would affect its accuracy.

J.	The opinions herein are subject to any matters not disclosed to us.

6.	Choice of law and reliance

This opinion is governed by and to be construed in accordance with the laws of Switzerland. The exclusive place of jurisdiction is Zurich, Switzerland, venue being Zurich 1.

This opinion is provided for the benefit of the Addressees in connection with the Registration Statement and the transaction referred to in this opinion letter and is strictly limited to the matters stated herein. It does not extend, and is not to be extended by implication, to any other matter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Securities Act”) or the rules and regulations of the U.S. Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder

Very truly yours,

/s/ Pestalozzi Attorneys at Law Ltd

Pestalozzi Attorneys at Law Ltd

Oliver Widmer	Andrea Huber